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                                                                      Exhibit 23
                                                                      ----------

                        Consent of Independent Auditors



The Board of Directors
Centocor, Inc.:

We consent to incorporation by reference in Registration Statement Nos. 33-35729, 33-16286, 33-7311, 33-23481, 33-44231, 33-29142 and 333-07829 on Form S-3
and in Registration Statement Nos. 33-35731, 2-86486, 33-35730, 33-00167, 33-
16285, 33-16284 and 33-23480 on Form S-8 of Centocor, Inc. of our report dated January 31, 1997, except for paragraph 3 of Note 3 which is as of March 4, 1997 relating to the consolidated balance sheets of Centocor, Inc. and subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of operations, cashflows, shareholders' equity and related consolidated financial statement schedule for each of the years in the three-year period ended December 31, 1996, and of our report dated January 31, 1997 relating to the balance sheets of Centocor Partners III, L.P. as of December 31, 1996 and 1995 and the related statements of operations, cashflows and partners' capital for each of the years in the three-year period ended December 31, 1996, which reports appear in the December 31, 1996 Annual Report on Form 10-K of Centocor, Inc.


KPMG Peat Marwick LLP



Philadelphia, Pennsylvania
March 6, 1997